UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 16, 2008

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated April 16, 2008, regarding its financial results for the period ended March 31, 2008, including consolidated financial statements for the period ended March 31, 2008, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s first quarter earnings presentation on April 16, 2008, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachments I and II is hereby filed except for the following, which is furnished but not filed:

Press Release

The following statement on Page 1:  “Revenues decreased 2 percent excluding the year-to-year impact of the Printing System Division divestiture in June 2007.”

Slides

On Slide 7 (Revenue by Segment), the data in the row identified as “without Printers”

On Slide 11 (Systems & Technology Segment):

— the data in the row identified as “without Printers”

— the data in the row identified as “Total Systems & Technology w/o Printers”

On Slide 16 (1Q 2008 Wrap-Up), the following information:  “*19% Yr/Yr excluding 2007 Printer Gain”

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 16, 2008

By:	/s/ Timothy S. Shaughnessy

Timothy S. Shaughnessy
Vice President and Controller

3

Attachment I

IBM REPORTS 2008 FIRST-QUARTER RESULTS

•              Diluted earnings of $1.65 per share, up 36 percent;

•              Total revenues of $24.5 billion, up 11 percent;

•              Global Technology Services revenues up 17 percent; pre-tax income up 45 percent;

•              Global Business Services revenues up 17 percent; pre-tax income up 23 percent;

•              Software revenues up 14 percent; pre-tax income up 22 percent;

•              65 percent of revenues from outside the U.S.; E/ME/A revenues up 16 percent; Asia Pacific up 14 percent; U.S. up 6 percent;

•              Services signings of $10.8 billion at constant currency; $12.6 billion at actual rates.

     ARMONK, N.Y., April 16, 2008 . . . IBM (NYSE: IBM) today announced first-quarter 2008 diluted earnings of $1.65 per share from continuing operations compared with diluted earnings of $1.21 per share in the first quarter of 2007, an increase of 36 percent as reported.  First-quarter income from continuing operations was $2.3 billion compared with $1.8 billion in the first quarter of 2007, an increase of 26 percent.  Total revenues for the first quarter of 2008 of $24.5 billion increased 11 percent (4 percent, adjusting for currency) from the first quarter of 2007.

     “IBM had a very good quarter, and a good start to 2008.  These results reinforce our confidence in IBM’s ability to perform well in a dynamic global economy.  Our performance is a tribute to the way we have repositioned our company over the past several years, as well as the hard work of IBMers across the globe,” said Samuel J. Palmisano, IBM chairman, president and chief executive officer.

     “IBM is a different company today, with a number of unique advantages: our global reach and scale, our strength in profitable growth segments, strong recurring revenue and profit streams, products and services that create real value for clients, and the discipline and financial strength and flexibility that enables us to adjust our business model as conditions require.

     “We feel good about the rest of the year.”

     From a geographic perspective, the Americas’ first-quarter revenues were $9.9 billion, an increase of 8 percent as reported (6 percent, adjusting for currency) from the 2007 period.  Revenues from Europe/Middle East/Africa were $8.8 billion, up 16 percent (4 percent, adjusting for currency).  Asia-Pacific revenues increased 14 percent (3 percent, adjusting for currency) to $5.1 billion.  OEM revenues were $696 million, down 16 percent compared with the 2007 first quarter.  Revenues from the countries in IBM’s growth markets unit were up 11 percent at constant currency and represent about 17 percent of the company’s total revenue.

     Total Global Services revenues grew 17 percent (9 percent, adjusting for currency) with strong double-digit growth in all lines of businesses.  Global Technology Services segment revenues increased 17 percent (9 percent, adjusting for currency) to $9.7 billion.  Global Business Services segment revenues increased 17 percent (9 percent, adjusting for currency) to $4.9 billion.  IBM signed services contracts totaling $10.8 billion, adjusting for currency, down 2 percent ($12.6 billion, at actual rates, up 6 percent).  Short-term signings increased 6 percent, to $5.6 billion, adjusting for currency (up 13 percent, at actual rate, to $6.5 billion).  The company ended the first quarter with an estimated services backlog, including Strategic Outsourcing, Business Transformation Outsourcing, Integrated Technology Services, Global Business Services and Maintenance, of $118 billion, adjusting for currency, an increase of more than $2 billion year over year.

     Revenues from the Systems and Technology segment totaled $4.2 billion for the quarter, down 7 percent (12 percent, adjusting for currency).  Revenues decreased 2 percent excluding the year-to-year impact of the Printing System Division divestiture in June 2007.  Systems and Technology revenues from System z server products increased 10 percent versus the year-ago period, which reflects the successful introduction of the new z10 enterprise class server.  Total delivery of System z computing power, which is measured in MIPS (millions of instructions per second), increased 14 percent.  Revenues from the System p UNIX server products increased 2 percent compared with the 2007 period and revenues from the System x servers were flat year over year.  Revenues from the System i servers decreased 21 percent.  Revenues from System Storage increased 10 percent and revenues from Technology decreased 20 percent.

     Revenues from the Software segment were $4.8 billion, an increase of 14 percent (6 percent, adjusting for currency) compared with the first quarter of 2007.  Revenues from IBM’s middleware products, which primarily include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $3.8 billion, up 16 percent versus the first quarter of 2007.  Operating systems revenues of $529 million increased 1 percent compared with the prior-year quarter.

     For the WebSphere family of software products, which facilitate customers’ ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, revenues increased 20 percent.  Revenues for Information Management software, which enables clients to leverage information on demand, increased 27 percent and includes growth from the acquisition of Cognos, which closed in the quarter.  Revenues from Tivoli software, infrastructure software that enables clients to centrally manage networks including security and storage capability, increased 9 percent, and revenues for Lotus software, which allows collaborating and messaging by clients in real-time communication and knowledge management, increased 17 percent year over year.  Revenues from Rational software, integrated tools to improve the processes of software development, increased 3 percent compared with the year-ago quarter.

     Global Financing segment revenues increased 3 percent (down 3 percent, adjusting for currency) in the first quarter to $633 million.

     The company’s total gross profit margin was 41.5 percent in the 2008 first quarter compared with 40.2 percent in the 2007 period.

     Total expense and other income increased 11 percent to $7.0 billion compared to $6.3 billion in the prior-year period.  SG&A expense increased 10 percent to $5.6 billion.  RD&E expense increased 4 percent to $1.6 billion compared with the year-ago period.  Intellectual property and custom development income increased to $274 million compared with $205 million a year ago.  Other (income) and expense contributed income of $125 million in the first quarter of 2008 versus income of $180 million in the first quarter of 2007, which primarily reflects higher year-to-year hedging losses.  Interest expense increased to $178 million compared with $73 million in the prior-year period, primarily due to the increase in debt to finance the company’s accelerated share repurchase agreements.

     IBM’s effective tax rate in the first-quarter 2008 was 27.5 percent compared with 28.5 percent in the first quarter of 2007.

     Shares repurchased in the first quarter were approximately $2.7 billion.  The weighted-average number of diluted common shares outstanding in the first-quarter 2008 was 1.40 billion compared with 1.52 billion shares in the same period of 2007.  As of March 31, 2008, there were 1.37 billion basic common shares outstanding.

     Debt, including Global Financing, totaled $35.2 billion, compared with $35.3 billion at year-end 2007.  From a management segment view, Global Financing debt increased $1.7 billion from year-end 2007 to a total of $26.2 billion at the end of March 31, 2008, resulting in a debt-to-equity ratio of 6.9 to 1.  Non-global financing debt, which reflects financial leverage associated with accelerated share repurchase agreements, totaled $8.9 billion, a decrease of $1.8 billion since year-end 2007, resulting in a debt-to-capitalization ratio of 26.4 percent from 30.0 percent.  The cash balance was $12.0 billion at the end of the first quarter.

Forward-Looking and Cautionary Statements

     Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the company’s failure to continue to develop and market new and innovative products and services and to keep pace with technological change; competitive pressures; failure to obtain or protect intellectual property rights; breaches of the company’s data security measures; changes in the economic environment and corporate IT spending budgets; fluctuations in revenues and purchases, and volatility of stock prices; the company’s ability to attract and retain key personnel and its reliance on critical skills; adverse affects from tax matters; environmental matters; currency fluctuations and customer financing risks; customer credit risk on receivables; risks from investing in growth opportunities; the company’s failure to maintain the adequacy of its internal controls; the company’s use of certain estimates and assumptions; dependence on certain suppliers; changes in the financial or business condition of the company’s distributors or resellers; the company’s ability to successfully manage acquisitions and alliances; failure to have sufficient insurance; legal, political, health and economic conditions; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

     In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM Results —

•             adjusting for revenues from the Printing System Division divestiture;

•             adjusting for currency (i.e., at constant currency).

     The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the first-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplementary Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

     IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/1q08.  Presentation charts will be available on the Web site prior to the Webcast.

     Broadcast-quality clips of IBM Senior Vice President Frank Kern discussing IBM’s business are available at www.thenewsmarket.com/ibm.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION
COMPARATIVE FINANCIAL RESULTS
(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended March 31,
			Percent
	2008	2007	Change
REVENUE

Global Technology Services	$9,677	$8,258	17.2%
Gross profit margin	31.3%	29.2%

Global Business Services	4,911	4,183	17.4%
Gross profit margin	25.0%	23.8%

Systems and Technology	4,219	4,520	-6.7%
Gross profit margin	37.0%	34.8%

Software	4,847	4,251	14.0%
Gross profit margin	83.9%	83.6%

Global Financing	633	614	3.0%
Gross profit margin	50.8%	50.9%

Other	216	203	6.2%
Gross profit margin	-19.9%	12.0%

TOTAL REVENUE	24,502	22,029	11.2%

GROSS PROFIT	10,166	8,866	14.7%
Gross profit margin	41.5%	40.2%

EXPENSE AND OTHER INCOME
S,G&A	5,620	5,089	10.4%
Expense to revenue	22.9%	23.1%

R,D&E	1,569	1,509	4.0%
Expense to revenue	6.4%	6.9%

Intellectual property and custom development income	(274)	(205)	33.6%
Other (income) and expense	(125)	(180)	-30.4%
Interest expense	178	73	143.7%

TOTAL EXPENSE AND OTHER INCOME	6,968	6,287	10.8%
Expense to revenue	28.4%	28.5%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,198	2,579	24.0%
Pre-tax margin	13.1%	11.7%

Provision for income taxes	879	735	19.6%
Effective tax rate	27.5%	28.5%

INCOME FROM CONTINUING OPERATIONS	2,319	1,844	25.7%
Net margin	9.5%	8.4%

DISCONTINUED OPERATIONS
Income from discontinued operations	—	0

NET INCOME	$2,319	$1,844	25.7%

EARNINGS/(LOSS)PER SHARE OF COMMON STOCK:

ASSUMING DILUTION
CONTINUING OPERATIONS	$1.65	$1.21	36.4%
DISCONTINUED OPERATIONS	—	0.00

TOTAL	$1.65	$1.21	36.4%

BASIC
CONTINUING OPERATIONS	$1.68	$1.23	36.6%
DISCONTINUED OPERATIONS	—	0.00

TOTAL	$1.68	$1.23	36.6%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
ASSUMING DILUTION	1,404.3	1,522.8
BASIC	1,383.0	1,499.5

INTERNATIONAL BUSINESS MACHINES CORPORATION
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(Unaudited)

	At	At
	March 31,	December 31,	Percent
(Dollars in millions)	2008	2007	Change
ASSETS

Cash, cash equivalents, and marketable securities	$12,027	$16,146	-25.5%

Receivables - net, inventories, prepaid expenses	36,398	37,031	-1.7%

Plant, rental machines, and other property - net	15,470	15,081	2.6%

Investments and other assets	57,928	52,172	11.0%

TOTAL ASSETS	$121,823	$120,431	1.2%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Short-term debt	$15,235	$12,235	24.5%
Long-term debt	19,951	23,039	-13.4%

Total debt	35,186	35,274	-0.3%

Accounts payable, taxes, and accruals	31,813	32,076	-0.8%

Other liabilities	26,096	24,612	6.0%

TOTAL LIABILITIES	93,095	91,962	1.2%

STOCKHOLDERS’ EQUITY	28,728	28,470	0.9%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$121,823	$120,431	1.2%

INTERNATIONAL BUSINESS MACHINES CORPORATION
SEGMENT DATA
(Unaudited)

	FIRST-QUARTER 2008
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Technology Services	$9,677	$388	$10,065	$988	9.8%
Y-T-Y Change	17.2%	-8.7%	15.9%	45.1%

Global Business Services	4,911	258	5,169	579	11.2%
Y-T-Y Change	17.4%	-14.5%	15.3%	23.4%

Systems and Technology	4,219	195	4,414	145	3.3%
Y-T-Y Change	-6.7%	-27.1%	-7.8%	50.7%

Software	4,847	667	5,514	1,267	23.0%
Y-T-Y Change	14.0%	14.1%	14.0%	22.3%

Global Financing	633	386	1,019	388	38.1%
Y-T-Y Change	3.0%	10.7%	5.8%	3.9%

TOTAL REPORTABLE SEGMENTS	24,286	1,894	26,180	3,368	12.9%
Y-T-Y Change	11.3%	-1.7%	10.2%	26.8%

Eliminations / Other	216	(1,894)	(1,679)	(170)

TOTAL IBM CONSOLIDATED	$24,502	$0	$24,502	$3,198	13.1%
Y-T-Y Change	11.2%		11.2%	24.0%

	FIRST-QUARTER 2007
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Technology Services	$8,258	$425	$8,683	$681	7.8%

Global Business Services	4,183	301	4,485	470	10.5%

Systems and Technology	4,520	267	4,787	96	2.0%

Software	4,251	585	4,836	1,036	21.4%

Global Financing	614	349	963	374	38.8%

TOTAL REPORTABLE SEGMENTS	21,826	1,927	23,753	2,657	11.2%

Eliminations / Other	203	(1,927)	(1,724)	(78)

TOTAL IBM CONSOLIDATED	$22,029	$0	$22,029	$2,579	11.7%

Contact:	IBM
Edward Barbini, 914/499-6565
barbini@us.ibm.com

John Bukovinsky, 732-618-3531
jbuko@us.ibm.com

www.ibm.com/investor R 1Q 2008 Earnings Presentation April 16, 2008 ATTACHMENT II IBM(R)

2 www.ibm.com/investor Forward Looking Statements Forward Looking Statements Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. IBM

3 www.ibm.com/investor 1Q 2008 Summary 1Q 2008 Summary Strength in offerings that provide: • Cost and capital conservation • Shorter payback • Solution to specific client needs, e.g., risk, security, energy efficiency Emerging markets build-out Results supported by: • Annuity businesses • Cost and expense management • Cash and Balance sheet position +36% $1.65 1Q EPS: Expect EPS growth of 18% (at least Expect EPS growth of 18% (at least $8.50) $8.50) in 2008 in 2008 IBM

4 www.ibm.com/investor 1Q 2008 Financial Summary 1Q 2008 Financial Summary 36% $1.65 EPS 8% 1,404.3 Shares (Diluted) (M) 26% $2.3 Net Income 1.0 pts 27.5% Tax Rate 24% $3.2 Pre-Tax Income (11%) $7.0 Expense 1.2 pts 41.5% GP % 4% @ CC 11% $24.5 Revenue B/(W) Yr/Yr 1Q08 $ in Billions, except EPS Strong operating leverage Strong operating leverage IBM

5 www.ibm.com/investor 3% 10% 4.6 Small / Medium Business 1Q08 5% 12% $23.9 All Sectors 10% 16% 2.4 Communications 3% 9% 2.4 Distribution 6% 14% 3.1 Industrial 8% 13% 3.7 Public 5% 14% $6.9 Financial Services B/(W) Yr/Yr Rptd @CC Revenue by Key Industry Sales Unit Revenue by Key Industry Sales Unit $ in Billions Financial SMB Comms Distribution Industrial Public Rest of World U.S. IBM

6 www.ibm.com/investor Revenue by Geography Revenue by Geography 11% 19% New Growth Mkts. Org. 14% 26% BRIC Countries 4% 16% 8.8 Europe/ME/A (16%) (16%) 0.7 OEM 4% 11% $24.5 IBM 1Q08 3% 14% 5.1 Asia Pacific 6% 8% $9.9 Americas B/(W) Yr/Yr Rptd @CC Growth led by emerging countries Growth led by emerging countries $ in Billions APac +10% @CC OEM U.S. +6% EMEA Canada/ LA Japan -3% @CC IBM

7 www.ibm.com/investor Revenue by Segment Revenue by Segment (7%) (2%) without Printers 1Q08 4% 11% $24.5 Total IBM 4% 11% 24.3 Total Segments (3%) 3% 0.6 Global Financing 6% 14% 4.8 Software (12%) (7%) 4.2 Systems & Technology 9% 17% 4.9 Global Business Services 9% 17% $9.7 Global Technology Services B/(W) Yr/Yr Rptd @CC $ in Billions Strong performance in annuity businesses Strong performance in annuity businesses Global Technology Services Global Business Services Systems & Technology Software Global Financing IBM

8 www.ibm.com/investor Expense Summary Expense Summary (1 pts) 2 pts (1 pts) Ops (4 pts) (6 pts) (11%) $7.0 Total Expense & Other Income (144%) 0.2 Interest Expense (30%) (0.1) Other (Income)/Expense 34% (0.3) IP and Development Income (3 pts) (3 pts) (4%) 1.6 RD&E (4 pts) (6 pts) (10%) $5.6 SG&A Acq.* Currency B/(W) Yr/Yr 1Q08 * Includes Acquisitions made in the last twelve months $ in Billions Yr/Yr Drivers Strong operational expense management Strong operational expense management Operational expense improved, excluding ASR interest Operational expense improved, excluding ASR interest IBM

9 www.ibm.com/investor 1.3 pts 1.7 pts (0.7 pts) 1.6 pts 1.3 pts 0.7 pts 2.0 pts B/(W) Yr/Yr Pts 13.1% 12.9% 38.1% 23.0% 3.3% 11.2% 9.8% 1Q08 1Q08 1.2 pts 41.5% Total IBM 1.5 pts 42.0% Total Segments (0.1 pts) 50.8% Global Financing 0.3 pts 83.9% Software 2.2 pts 37.0% Systems & Technology 1.2 pts 25.0% Global Business Services 2.2 pts 31.3% Global Technology Services B/(W) Yr/Yr Pts Margins by Segment Margins by Segment $ in Billions External Gross Profit Margins Total Pre-Tax Margins Broad Broad-based margin expansion based margin expansion IBM

10 www.ibm.com/investor @CC Rptd 1Q08 2.0 pts 9.8% PTI Margin 2.2 pts 31.3% Gross Margin (External) 9% 17% $9.7 Revenue (External) B/(W) Yr/Yr @CC Rptd 1Q08 0.7 pts 11.2% PTI Margin 1.2 pts 25.0% Gross Margin (External) 9% 17% $4.9 Revenue (External) B/(W) Yr/Yr Services Segments Services Segments Strategic Outsourcing 34% Global Business Services 34% Integrated Technology Services 15% Maint. 13% BTO 4% $ in Billions Global Technology Services (GTS) Global Business Services (GBS) Continued momentum in Services Continued momentum in Services 1Q08 Revenues (% of Total Services) $ in Billions +16% Yr/Yr +17% Yr/Yr +34% Yr/Yr +19% Yr/Yr +15% Yr/Yr Yr/Yr 1Q08 Global Services Signings @ Act. 13% 6.5 Total Short Term Signings Flat 6.1 Total Long Term Signings 6% $12.6 Total Signings @ Actual (2%) $10.8 Total Signings @CC (10%) 5.2 Total Long Term Signings Yr/Yr 1Q08 Global Services Signings @CC 6% 5.6 Total Short Term Signings IBM

11 www.ibm.com/investor Systems & Technology Segment Systems & Technology Segment (7%) (2%) without Printers @CC Rptd 1Q08 1.3 pts 3.3% PTI Margin 2.2 pts 37.0% Gross Margin (External) (12%) (7%) $4.2 Revenue (External) B/(W) Yr/Yr $ in Billions 2% Total Systems (2%) Total Systems & Technology w/o Printers (20%) Technology (3%) Retail Store Solutions 10% Storage Flat System x Servers Yr/Yr 1Q08 Revenue 2% Converged System p (21%) Legacy System i 10% System z 1Q08 Revenue (% of Total S&TG) Servers 64% Storage 18% Technology 13% RSS Margin expansion and profit growth Margin expansion and profit growth IBM

12 www.ibm.com/investor Software Segment Software Segment @CC Rptd 1Q08 1.6 pts 23.0% PTI Margin 0.3 pts 83.9% Gross Margin (External) 6% 14% $4.8 Revenue (External) B/(W) Yr/Yr 14% Total Software 16% Total Middleware 19% Key Branded Middleware 3% Rational 17% Lotus Yr/Yr 1Q08 Revenue 9% Tivoli 27% Information Management 20% Websphere Family Key Branded Middleware drives Software growth Key Branded Middleware drives Software growth 1Q08 Revenue (% of Total Software) Key Branded Middleware 53% Operating Systems 11% Other Middleware 24% Other 12% $ in Billions IBM

13 www.ibm.com/investor Cash Flow Analysis Cash Flow Analysis $8.5 $5.5 ($4.2) ($4.1) Change in Cash & Marketable Securities 2.7 12.1 (10.7) (0.5) 0.3 2.8 1.9 (0.2) 2.1 (1.0) $1.1 B/(W) Yr/Yr 3.8 10.9 (18.8) (2.1) 0.3 (1.0) 12.4 (5.0) 17.4 (1.3) $16.1 FY07 0.9 4.9 Other (includes GF A/R & GF Debt) (2.1) (1.7) Non-GF Debt 1.0 (2.4) Share Repurchases (0.1) (0.6) Dividends 0.0 0.0 Divestitures (4.8) (5.0) Acquisitions 0.8 0.6 Free Cash Flow (excluding GF Receivables) (0.1) (1.2) Net Capital Expenditures B/(W) Yr/Yr 1Q08 0.9 1.8 Net Cash from Operations (excluding GF Receivables) 0.3 2.4 Less: Global Financing Receivables $1.2 $4.2 Net Cash from Operations $ in Billions IBM

14 www.ibm.com/investor 7.1 30% 28.5 92.0 35.3 24.5 10.7 56.7 120.4 36.8 67.5 $16.1 Dec. 07 28.7 27.8 Equity 93.1 73.8 Total Liabilities 35.2 23.9 Total Debt 26.2 23.2 Global Financing Debt 8.9 0.7 Non-GF Debt 6.9 6.9 Global Financing Leverage 26% 57.9 121.8 35.2 74.6 $12.0 Mar. 08 3% Non-GF Debt / Capital 49.9 Other Liabilities 101.6 Total Assets Mar. 07 31.1 Global Financing Assets* 59.7 Non-GF Assets* $10.8 Cash & Marketable Securities Balance Sheet Summary Balance Sheet Summary $ in Billions Strong Balance Sheet & Cash position Strong Balance Sheet & Cash position *Excluding Cash & Marketable Securities IBM

15 www.ibm.com/investor $0.09 $0.02 $1.65 $1.21 $0.03 $0.14 $0.13 ($0.05) 1Q 2008 EPS Bridge 1Q 2008 EPS Bridge Q1’07 EPS Revenue Growth 11% as rptd. Gross Margin Expansion Expense Productivity Share Repurchases Q1’08 EPS 36% Yr/Yr Tax Rate $0.05 $0.04 Yr/Yr Pension Savings Interest Expense on Debt to fund ’07 ASR IBM

16 www.ibm.com/investor 1Q 2008 Wrap 1Q 2008 Wrap-Up Up EPS 2006 2010 $6.06 $10-$11 2007 $7.18 Services momentum continued with strong revenue and profit performance Systems & Technology had successful z10 launch Software continued to enhance capabilities with Cognos acquisition Growth Markets infrastructure build-out contributed to double-digit growth @CC U.S. performance improved Financial strength & flexibility 18% Yr/Yr 2008 $8.50 + 18%* Yr/Yr 14% -16% (’06 –’10) * 19% Yr/Yr excluding 2007 Printer Gain Strong Operating Model delivered 36% EPS growth Strong Operating Model delivered 36% EPS growth IBM

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18 www.ibm.com/investor Supplemental Materials Supplemental Materials Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Currency – Year/Year Comparison Cash Flow (FAS 95) Non-GAAP Supplementary Materials • Divested Printing Systems Division • Constant Currency, Cash Flow • Interest Expense • Reconciliation of Asia Pacific Revenue Growth Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding IBM

19 www.ibm.com/investor Supplemental Segment Information Supplemental Segment Information – 1Q 2008 1Q 2008 @CC Yr/Yr Global Services 9% 17% Global Business Services 9% 17% Global Technology Services 11% 19% Maintenance Revenue Growth 7% 15% Integrated Tech Services 28% 34% Business Transformation Outsourcing 7% 16% Strategic Outsourcing (2%) 5.2 GTS Long-Term 1% SO (22%) BTO Signings ($B) 7% 1.0 GBS Long-Term 11% 2.3 GTS Short-Term 14% $4.1 GBS Short-Term Global Services Signings @ Actual (27%) BTO (9%) SO (12%) 4.4 GTS Long-Term (1%) 0.9 GBS Long-Term Yr/Yr 1Q08 Global Services 4% 2.0 GTS Short-Term 7% $3.6 GBS Short-Term Global Services Signings @CC IBM

20 www.ibm.com/investor Supplemental Segment Information Supplemental Segment Information – 1Q 2008 1Q 2008 Share GP% @CC Yr/Yr Systems & Technology Group (7%) (20%) (4%) (9%) 3% (6%) (3%) (27%) 2% (2%) Total Systems & Technology without Printers (20%) Technology 2% Total Systems (3%) Retail Store Solutions 10% System Storage Flat System x Servers Revenue 2% Converged System p (21%) Legacy System i 10% System z Technology = Microelectronics OEM Revenue 6% 14% Total Software 8% 17% Other Software/Services (5%) 1% Operating Systems 8% 16% Total Middleware 1% 8% Other Middleware 12% 19% Key Branded Middleware (4%) 3% Rational 8% 17% Lotus @CC Yr/Yr Software 3% 9% Tivoli 19% 27% Information Management 12% 20% Websphere Family IBM

21 www.ibm.com/investor Currency Currency – Year/Year Comparison Year/Year Comparison 11% $24.5 Revenue As Reported 7 pts 1.6 Currency Impact 4% $22.9 Revenue @CC Yr/Yr (US$B) ~3-4 pts 10% (4%) 8% 4Q08 ~7-8 pts 16% (1%) 15% 2Q08 ~6-7 pts 14% (3%) 13% 3Q08 102 0.51 0.63 4/15 Spot 7 pts 12% 1% 13% Yr/Yr 1Q08 IBM Revenue Impact 105 Yen 0.51 Pound 0.67 Euro Negative Yr/Yr growth signifies a translation hurt IBM hedges its major cross-border cash flows to mitigate the effect of currency volatility in the year-over-year results. The impact of these hedging programs is principally reflected in Other Income and Expense, as well as Cost of Goods Sold. Yr/Yr @ 4/15 Spot Quarterly Averages per US $ IBM

22 www.ibm.com/investor Cash Flow (FAS 95) Cash Flow (FAS 95) 0.0 -- Discontinued Operations ($1.1) 0.1 (1.7) 0.9 (3.4) (0.5) 1.2 (2.4) (1.1) (0.2) 0.0 (1.1) 3.0 2.1 (2.3) 0.2 1.2 $1.8 1Q07 ($4.2) 0.2 (2.8) 1.0 (2.4) (0.6) (0.8) (5.8) 0.4 (5.0) 0.0 (1.2) 4.2 2.4 (2.0) 0.2 1.3 $2.3 1Q08 Net Change in Cash & Cash Equivalents Working Capital / Other Effect of Exchange Rate changes on Cash Net Cash used in Financing Activities Common Stock Transactions - Other Common Stock Repurchases Dividends Debt, net of payments & proceeds Net Cash used in Investing Activities Marketable Securities / Other Investments, net Acquisitions, net of cash acquired Divestitures, net of cash transferred Capital Expenditures, net of payments & proceeds Net Cash provided by Operating Activities Global Financing A/R Stock-based Compensation Depreciation / Amortization of Intangibles Net Income from Operations $ in Billions IBM

23 www.ibm.com/investor Non Non-GAAP Supplementary Materials GAAP Supplementary Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Divested Printing Systems Division Management presents certain financial results without Printing Systems Division (PSD) revenue and the divestiture-related gain. In June 2007, the company divested 51 percent of its shares in a wholly-owned subsidiary, InfoPrint Solutions, that was based on PSD. Given this divestiture, management believes that presenting certain financial information without PSD revenue and the divestiture-related gain is more representative of the company’s performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful for investors. IBM

24 www.ibm.com/investor Non Non-GAAP Supplementary Materials GAAP Supplementary Materials Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-toperiod comparisons of the company's business performance. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Cash Flow Management includes presentations of both cash flow from operations and free cash flow that exclude the effect of Global Financing Receivables. For a financing business, increasing receivables is the basis for growth. Receivables are viewed as an investment and an income-producing asset. Therefore, management presents financing receivables as an investing activity. Management’s view is that this presentation gives the investor the best perspective of cash available for new investment or for distribution to shareholders. IBM

25 www.ibm.com/investor Non Non-GAAP Supplementary Materials GAAP Supplementary Materials Interest Expense Management presents certain financial results excluding the effects of a higher level of interest expense as a result of the company’s Accelerated Share Repurchase executed in the second quarter of 2007. Given its unique nature, management believes that presenting certain financial information without this higher level of interest expense is more representative of the company's operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful for investors. IBM

26 www.ibm.com/investor Non Non-GAAP Supplementary Materials GAAP Supplementary Materials Reconciliation of Asia Pacific Revenue Growth @ CC As Rptd 10% (3%) 18% 11% Asia Pacific Revenue, other than Japan Japan Revenue 1Q08 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Geographic Revenue” discussion regarding revenue growth in certain countries in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. IBM

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